SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 17, 2003

EXTEN INDUSTRIES, INC. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-16354 (Commission File Number)	52-1412493 (I.R.S. Employer Identification No.)

55 Access Road, Suite 700 Warwick, RI (Address of principal executive offices)		02886 (Zip Code)

Registrant's telephone number, including area code: (401) 738-7560

ITEM 5. OTHER EVENTS

On November 17, 2003 Exten Industries, Inc. (Exten) filed an amended Form 10-KSB for its fiscal year ended November 30, 2002 and amended Form 10-QSB's for its quarters ending February 28, 2003 and May 31, 2003.

These statements were amended to correct the accounting treatment relative to the acquisition of MultiCell Associates, Inc. in the Cash Flow Statement for the fiscal year ending November 30, 2001 and to clarify certain verbiage as suggested by the SEC. There were no adjustments or changes to the Balance Sheet or Income Statement for the period ending November 30, 2001.

The specific nature of the adjustments to the Statement of Cash Flows were to reclassify $2,433,393 of cash used in operating activities related to license agreements and $1,450,000 of cash provided from financing activities for the purchase of Multicell Associates, Inc. to $750,000 of cash used in investing activities for the acquisition of license agreements, and cash used in operating activities related to changes in accounts payable and accrued liabilities ($233,343) and other assets ($50).

There were no adjustments or changes required to the financial statements in the Form 10-QSB's for the quarters ending subsequent to November 30, 2001 except to clarify certain verbiage as suggested by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTEN INDUSTRIES, INC.

Date: November 17, 2003	By: /s/ W. GERALD NEWMIN W. Gerald Newmin, Chief Executive Officer